Exhibit: 99.1
NYSE: ONB
www.oldnational.com
FINANCIAL NEWS
October 29, 2007
OLD NATIONAL REPORTS THIRD-QUARTER EARNINGS OF
$22.6 MILLION, OR $.34 PER SHARE
•	EARNINGS PER SHARE INCREASE 13.3% OVER SECOND QUARTER AND 6.3% OVER PRIOR YEAR QUARTER

•	CONTINUED IMPROVEMENT IN CREDIT QUALITY AND NET INTEREST MARGIN
Contacts:

Financial Community:	Media:
Lynell J. Walton — (812) 464-1366	Kathy A. Schoettlin — (812) 465-7269
Vice President — Investor Relations	Vice President — Public Relations
Third-Quarter vs. Second-Quarter Highlights:
•	Earnings per share improve 13.3%

•	Nonaccrual loans decrease 15.7%

•	Special mention and classified loans decrease 11.9% and 1.2%, respectively

•	Net interest margin expands 17 basis points

•	ROA improves to 1.15% and ROE improves to 14.22%

•	Noninterest expenses well contained
Old National Bancorp (NYSE: ONB) today reported earnings of $22.6 million, or $.34 per share, for the third quarter of 2007, up 13.3% from the $.30 per share earned in the second quarter of the year and an increase of 6.3% over the $.32 per share earned in the third quarter of 2006.
Both return on average equity and return on average assets showed significant improvement over the second quarter of this year. At September 30, 2007, return on average equity and return on average assets were 14.22% and 1.15%, respectively. This compares favorably to the 12.30% and .96%, respectively, reported for the second quarter of 2007.
“Our consistent approach to executing on our three strategic imperatives has resulted in another quarter of improved earnings for Old National,” stated President and CEO Bob Jones. “Our net interest margin expanded, credit quality metrics improved and expenses were well contained. In addition, we were pleased with the improvement in quarterly return on assets and return on equity. The efforts of the board, management and associates of Old National over the last several years have established a solid operating platform that should lead to consistency in earnings.”

Strategic Imperatives
Old National is guided by three strategic imperatives that are critical in establishing the Company’s presence as a high-performing financial institution:
1.	Strengthen the risk profile.

2.	Enhance management discipline.

3.	Achieve consistent quality earnings.
Strengthen the Risk Profile
Old National’s improved credit administration practices continued to yield marked improvements in key credit quality metrics as shown below:

($ in millions)	2003	2004	2005	2006	1Q07	2Q07	3Q07
Net Charge-Off Ratio	1.21%	.61%	.60%	.37%	.38%	.31%	.28%
Classified Loans	$343.9	$192.2	$136.6	$153.2	$166.4	$131.8	$130.2
Special Mention Loans	$215.7	$148.1	$83.2	$119.8	$97.8	$89.8	$79.1
Non-Performing Loans	$104.6	$54.9	$55.6	$41.6	$60.5	$58.5	$49.3
Included in the second and third quarter charge-offs for 2007 were $1.1 million and $1.4 million, respectively, of write-downs taken in connection with loan sales. The loan sale for the third quarter amounted to $4.7 million and consisted of both commercial and commercial real estate loans.
As a result of the continued improvement in the Company’s credit quality metrics, Old National recorded no provision for loan losses during the third quarter of this year, as was also the case in both the second quarter of 2007 and the third quarter of 2006. The year-to-date provision totaled $2.4 million and compared favorably to the $7.0 million recorded for the first nine months of 2006.
The allowance for loan losses was $64.1 million at September 30, 2007, down $3.4 million from the end of the second quarter and a decrease of $7.5 million from September 30, 2006. As a percentage of total loans, the allowance at September 30, 2007, was 1.35%, down slightly from the 1.38% at the end of the second quarter and the 1.51% at the end of the third quarter of last year.
“We are extremely pleased with the continued improvement in overall credit quality metrics during the quarter given the difficult operating environment facing financial institutions today,” stated Chief Credit Officer Daryl Moore. “Of special significance is a net charge-off level, even including the write-down from our loan sale, not seen since the first quarter of 2004. While we remain optimistic that our disciplined underwriting standards and our prudent management of risk within the entire loan portfolio should lead to continued improvement in our credit quality, we do maintain a very cautious eye to the future given the current industry turmoil. A prolonged or deepening disturbance could make it difficult to continue to post decreases in criticized, classified and nonaccrual assets.”

Enhance Management Discipline
Capital Management
Old National repurchased no shares of common stock in the third quarter of this year compared to .2 million shares in the second quarter. In December 2005, the board approved the repurchase of up to 6.0 million shares of stock over a three-year period ending December 31, 2008. As of September 30, 2007, the Company has 4.3 million shares available for repurchase under this three-year authorization.
Expense Management
Total noninterest expenses for the third quarter of 2007 amounted to $65.5 million, compared to $68.4 million reported for the second quarter of the year and $62.9 million for the third quarter of 2006. As a result of the Company’s continued attention to efficiency, the decline from the second quarter of 2007 was spread throughout almost every expense category.
As compared to last year, the increase in noninterest expenses for the third quarter of 2007 was primarily due the reversal of executive restricted stock recorded in the third quarter of 2006 along with an additional $1.0 million of noninterest expenses associated with St. Joseph Capital Corporation, which was acquired in February of 2007. In addition, the third quarter of 2007 included increased occupancy expense of $.8 million resulting from the first two sale leaseback transactions entered into by the Company.
Achieve Consistent Quality Earnings
Balance Sheet & Margin
Including residential real estate loans held for sale, Old National reported total loans at September 30, 2007, of $4.764 billion. This total represents a decrease of $109.4 million from the $4.873 billion reported at June 30, 2007. The majority of the decline occurred within the commercial real estate portfolio, as well as additional special mention and classified loan categories. Consumer loans, excluding home equity lines, increased during the third quarter, from $948.7 million at June 30, 2007, to $954.3 million at September 30, 2007.
At September 30, 2007, the Company’s investment portfolio stood at $2.266 billion, a decrease of $17.2 million from the $2.283 billion reported at June 30, 2007.
At September 30, 2007, total core deposits totaled $5.616 billion, down $285.2 million from the $5.901 billion at June 30, 2007. Much of the decline resulted from reductions in high-cost NOW and time deposits from the public sector and other institutional customers.
On a fully tax equivalent basis, net interest income during the third quarter of 2007 was $59.5 million and represented a net interest margin on total average earning assets of 3.37%. This compared favorably to the $58.6 million and a margin of 3.20% for the second quarter of 2007. Interest recoveries on loans positively impacted the net interest margin by six basis points and nine basis points, respectively, for the second and third quarters of 2007.
Chris Wolking, Chief Financial Officer, commented, “We were able to increase our net interest income during the quarter even with fewer earning assets. Excluding the impacts of the interest recoveries, our net interest margin and net interest income benefited from our attention to deposit pricing and our second sale leaseback transaction, which closed during the third quarter.”

Fees, Service Charges and Other Revenue
Total fees, service charges and other revenue for the third quarter totaled $37.9 million, a $2.0 million increase from the third quarter of last year and a $1.1 million decrease from the second quarter of 2007. Improved performance from service charges on deposit accounts and investment product fees provided the majority of the increase from the third quarter of last year while the seasonal drop in insurance premiums and commissions contributed to most of the decline from the second quarter of 2007.
About Old National
Old National Bancorp is the largest financial services holding company headquartered in Indiana and, with $7.8 billion in assets, ranks among the top 100 banking companies in the United States. Since its founding in Evansville in 1834, Old National has focused on community banking by building long-term, highly valued partnerships with clients in its primary footprint of Indiana, Illinois and Kentucky. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns one of the largest independent insurance agencies headquartered in Indiana, offering complete personal and commercial insurance solutions. For more information and financial data, please visit the Company’s website at www.oldnational.com.
Conference Call
Old National will hold a conference call at 10:00 a.m. Central on Monday, October 29, 2007, to discuss third-quarter 2007 financial results, strategic developments, and the Company’s earnings outlook. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Shareholder Relations web page at www.oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 1:00 p.m. Central on October 29 through November 12. To access the replay, dial 1-800-642-1687, conference code 20645931.
Forward-Looking Statement
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to, market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business, competition, government legislation and policies, ability of Old National to execute its business plan, changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, significant changes in accounting, tax or regulatory practices or requirements, other matters discussed in this press release and other factors identified in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and Old National undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

OLD NATIONAL BANCORP
Financial Highlights	Three-Months Ended
($ in thousands except per-share data)	September 30
(FTE) Fully taxable equivalent basis.	2007	2006	Change	% Change
Income Data:
Net Interest Income (FTE)	$59,521	$57,094	$2,427	4.3
Fees, Service Charges and Other Revenues	37,873	35,841	2,032	5.7
Securities Gains (Losses)	(472)	789	(1,261)	(159.8)
Derivative Gains (Losses)	170	(67)	237	N/M
Total Revenue (FTE)	97,092	93,657	3,435	3.7
Provision for Loan Losses	—	—	—	N/M
Noninterest Expense	65,495	62,872	2,623	4.2
Income before Taxes	31,597	30,785	812	2.6
Provision for Taxes (FTE)	9,033	9,771	(738)	(7.6)
Net Income	22,564	21,014	1,550	7.4

Per Share Data: (Diluted) (a)
Net Income	.34	.32	.02	6.3
Average Diluted Shares Outstanding	65,658	65,853	(195)	(.3)
Book Value	9.78	9.68	.10	1.0
Stock Price	16.57	19.10	(2.53)	(13.2)

Performance Ratios:
Return on Average Assets	1.15%	1.04%	.11%	10.6
Return on Average Equity (b)	14.22	13.40	.82	6.1
Net Interest Margin (FTE)	3.37	3.15	.22	7.0
Other Expense to Revenue (Efficiency Ratio)	67.46	67.13	.33	.5
Net Charge-offs to Average Loans (c)	.28	.39	(.11)	(28.2)
Reserve for Loan Losses to Ending Loans (c)	1.35	1.51	(.16)	(10.6)
Non-Performing Loans to Ending Loans (c)	1.04	.95	.09	9.5

Balance Sheet:
Average Assets	$7,856,012	$8,065,509	$(209,497)	(2.6)
End of Period Balances:
Assets	7,832,485	7,919,888	(87,403)	(1.1)
Investments (Including Money Market Investments)	2,266,227	2,362,228	(96,001)	(4.1)
Commercial Loans	1,692,521	1,598,071	94,450	5.9
Commercial Real Estate Loans	1,308,287	1,406,883	(98,596)	(7.0)
Consumer Loans	1,210,260	1,219,268	(9,008)	(.7)
Residential Real Estate Loans	539,297	492,099	47,198	9.6
Residential Real Estate Loans Held for Sale	13,313	15,856	(2,543)	(16.0)
Earning Assets	7,029,905	7,094,405	(64,500)	(.9)
Core Deposits (Excluding Brokered CDs)	5,615,939	5,747,813	(131,874)	(2.3)
Borrowed Funds (Including Brokered CDs)	1,397,765	1,409,813	(12,048)	(.9)
Shareholders’ Equity	647,419	642,763	4,656	.7
(a)	Assumes conversion of stock options and restricted stock.

(b)	Based on average shareholders’ equity of $634,664 and $627,476, respectively, for 2007 and 2006.

(c)	Includes residential loans held for sale.

N/M	Not meaningful.

OLD NATIONAL BANCORP
Financial Highlights	Three-Months Ended
($ in thousands except per-share data)	September 30,	June 30,
(FTE) Fully taxable equivalent basis.	2007	2007	Change	% Change
Income Data:
Net Interest Income (FTE)	$59,521	$58,593	$928	1.6
Fees, Service Charges and Other Revenues	37,873	38,969	(1,096)	(2.8)
Securities Gains (Losses)	(472)	(24)	(448)	N/M
Derivative Gains (Losses)	170	(206)	376	182.5
Total Revenue (FTE)	97,092	97,332	(240)	(.2)
Provision for Loan Losses	—	—	—	N/M
Noninterest Expense	65,495	68,434	(2,939)	(4.3)
Income before Taxes	31,597	28,898	2,699	9.3
Provision for Taxes (FTE)	9,033	9,347	(314)	(3.4)
Net Income	22,564	19,551	3,013	15.4

Per Share Data: (Diluted) (a)
Net Income	.34	.30	.04	13.3
Average Diluted Shares Outstanding	65,658	65,804	(146)	(.2)
Book Value	9.78	9.45	.33	3.5
Stock Price	16.57	16.61	(.04)	(.2)

Performance Ratios:
Return on Average Assets	1.15%	.96%	.19%	19.8
Return on Average Equity (b)	14.22	12.30	1.92	15.6
Net Interest Margin (FTE)	3.37	3.20	.17	5.3
Other Expense to Revenue (Efficiency Ratio)	67.46	70.31	(2.85)	(4.1)
Net Charge-offs to Average Loans (c)	.28	.31	(.03)	(9.7)
Reserve for Loan Losses to Ending Loans (c)	1.35	1.38	(.03)	(2.2)
Non-Performing Loans to Ending Loans (c)	1.04	1.20	(.16)	(13.3)

Balance Sheet:
Average Assets	$7,856,012	$8,119,015	$(263,003)	(3.2)
End of Period Balances:
Assets	7,832,485	7,987,742	(155,257)	(1.9)
Investments (Including Money Market Investments)	2,266,227	2,283,427	(17,200)	(.8)
Commercial Loans	1,692,521	1,717,162	(24,641)	(1.4)
Commercial Real Estate Loans	1,308,287	1,379,391	(71,104)	(5.2)
Consumer Loans	1,210,260	1,211,694	(1,434)	(.1)
Residential Real Estate Loans	539,297	545,275	(5,978)	(1.1)
Residential Real Estate Loans Held for Sale	13,313	19,599	(6,286)	(32.1)
Earning Assets	7,029,905	7,156,548	(126,643)	(1.8)
Core Deposits (Excluding Brokered CDs)	5,615,939	5,901,153	(285,214)	(4.8)
Borrowed Funds (Including Brokered CDs)	1,397,765	1,345,938	51,827	3.9
Shareholders’ Equity	647,419	625,582	21,837	3.5
(a)	Assumes conversion of stock options and restricted stock.

(b)	Based on average shareholders’ equity of $634,664 and $635,814, respectively, for September 30 2007, and June 30, 2007.

(c)	Includes residential loans held for sale.

N/M	Not meaningful.

OLD NATIONAL BANCORP	Nine-Months Ended
Financial Highlights	September 30
($ in thousands except per-share data)
(FTE) Fully taxable equivalent basis.	2007	2006	Change	% Change
Income Data:
Net Interest Income (FTE)	$174,145	$176,202	$(2,057)	(1.2)
Fees, Service Charges and Other Revenues	114,252	113,589	663	.6
Securities Gains (Losses)	(3,163)	697	(3,860)	(553.8)
Derivative Gains (Losses)	(22)	1,953	(1,975)	(101.1)
Total Revenue (FTE)	285,212	292,441	(7,229)	(2.5)
Provision for Loan Losses	2,445	7,000	(4,555)	(65.1)
Noninterest Expense	206,962	195,049	11,913	6.1
Income before Taxes	75,805	90,392	(14,587)	(16.1)
Provision for Taxes (FTE)	22,900	28,522	(5,622)	(19.7)
Net Income	52,905	61,870	(8,965)	(14.5)

Per Share Data: (Diluted) (a)
Net Income	.80	.93	(.13)	(14.0)
Average Diluted Shares Outstanding	65,766	66,395	(629)	(.9)
Book Value	9.78	9.68	.10	1.0
Stock Price	16.57	19.10	(2.53)	(13.2)

Performance Ratios:
Return on Average Assets	.87%	1.00%	(.13)%	(13.0)
Return on Average Equity (b)	11.08	12.96	(1.88)	(14.5)
Net Interest Margin (FTE)	3.19	3.17	.02	.6
Other Expense to Revenue (Efficiency Ratio)	72.56	66.70	5.86	8.8
Net Charge-offs to Average Loans (c)	.32	.39	(.07)	(17.9)
Reserve for Loan Losses to Ending Loans (c)	1.35	1.51	(.16)	(10.6)
Non-Performing Loans to Ending Loans (c)	1.04	.95	.09	9.5

Balance Sheet:
Average Assets	$8,072,127	$8,217,389	$(145,262)	(1.8)
End of Period Balances:
Assets	7,832,485	7,919,888	(87,403)	(1.1)
Investments (Including Money Market Investments)	2,266,227	2,362,228	(96,001)	(4.1)
Commercial Loans	1,692,521	1,598,071	94,450	5.9
Commercial Real Estate Loans	1,308,287	1,406,883	(98,596)	(7.0)
Consumer Loans	1,210,260	1,219,268	(9,008)	(.7)
Residential Real Estate Loans	539,297	492,099	47,198	9.6
Residential Real Estate Loans Held for Sale	13,313	15,856	(2,543)	(16.0)
Earning Assets	7,029,905	7,094,405	(64,500)	(.9)
Core Deposits (Excluding Brokered CDs)	5,615,939	5,747,813	(131,874)	(2.3)
Borrowed Funds (Including Brokered CDs)	1,397,765	1,409,813	(12,048)	(.9)
Shareholders’ Equity	647,419	642,763	4,656	.7
(a)	Assumes conversion of stock options and restricted stock.

(b)	Based on average shareholders’ equity of $636,815 and $636,417, respectively, for 2007 and 2006.

(c)	Includes residential loans held for sale.

N/M	Not meaningful.